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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03703, 333-27009, 333-28147 and 333-53667) and on
Form S-3 (File Nos. 333-29339 and 333-29341) of i2 Technologies, Inc. of our report dated June 19, 1998, with respect to the supplemental consolidated financial statements of i2 Technologies, Inc. included in this Current Report on Form 8-K dated June 19, 1998.

                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas
June 19, 1998